Exhibit 2.1

Government of Puerto Rico Department of State Transaction Date: 18-Dec-2018 Register No: 419978 Order No: 1525412

Government of Puerto Rico

Certificate of Incorporation of a Stock Corporation

Article I - Corporation Name

The name of the Domestic Corporation is: ENERGY EXPLORATION TECHNOLOGIES INC.

Desired term for the entity name is: Inc.

Article II - Designated Office and Resident Agent

Its designated office in the Government of Puerto Rico will be located at:

Street Address	Dorado Beach Resort, 100 Greens Villa Dr #21, DORADO, PR, 00646 Mailing
Address	Dorado Beach Resort, 100 Greens Villa Dr #21, DORADO, PR, 00646
Phone	(954) 854-0696

The name, street and mailing address of the Resident Agent in charge of said office is:
Name	Energy Exploration Technologies, INC
Street Address	Dorado Beach Resort, 100 Greens Villa Dr #21, DORADO, PR, 00646
Mailing Address	Dorado Beach Resort, 100 Greens Villa Dr #21, DORADO, PR, 00646
Email	teague@energy-x.co
Phone	(954) 854-0696

Article III - Nature of Business

This is a For Profit entity whose nature of business or purpose is as follows:

The corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the General Corporations Law of Puerto Rico.

Article IV - Capital Stock

The number and classes of authorized capital stock of this corporation are as follows:

Class	Common
Share Number	2
Par Value	No Par Value

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

Article V - Incorporators

The name, street and mailing address of each Incorporator is as follows:

Name	Alemar-Escabí, Jeanelle

Street Address	El Caribe Office Building, 53 Palmeras Street, Suite 601, SAN JUAN, PR, 00901

Certificate of Incorporation of a Stock Corporation	Page 1 of 2

ENERGY EXPLORATION TECHNOLOGIES INC.	Domestic Corporation

Mailing Address	El Caribe Office Building, 53 Palmeras Street, Suite 601, SAN JUAN, PR, 00901
Email	jae@jae-ce.com

Article VI - Officers

Faculties will not end by presenting this Certificate.

Article VII - Terms of Existence

The term of existence of this entity will be: Perpetual

The date from which the entity will be effective is: 18-Dec-2018

Supporting Documents

Document	Date Issued

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I/We Alemar-Escabí, Jeanelle, the undersigned, for the purpose of forming a corporation pursuant to the laws of Puerto Rico, hereby swear that the facts herein stated are true. This 18th day of December, 2018.

Certificate of Incorporation of a Stock Corporation	Page 2 of 2